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                                  EXHIBIT INDEX

(d)(30) Subadvisory Agreement, dated June 1, 2006, between RiverSource Investments, LLC and Metropolitan West Capital Management, LLC.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(p)(5) Code of Ethics adopted under Rule 17j-1, dated Feb. 2006, for RiverSource Select Value Fund's Subadviser GAMCO Investors, Inc.

(p)(8) Code of Ethics adopted under Rule 17j-1 for RiverSource Aggressive Growth Fund's and RiverSource Small Cap Equity Fund's Subadviser American Century Investment Management, Inc., dated Sept. 2005.

(p)(11) Code of Ethics adopted under Rule 17j-1 for RiverSource Small Cap Value Fund's Subadviser Barrow, Hanley, Mewhinney & Strauss, Inc., dated Dec. 2005.

(p)(12) Code of Ethics adopted under Rule 17j-1 for RiverSource Small Cap Value Fund's Subadviser Franklin Portfolio, dated Feb. 2006.

(p)(13) Code of Ethics adopted under Rule 17j-1 for RiverSource Small Cap Value Fund's Subadviser Metropolitan West, Capital Management.